EXHIBIT 10.10

AMENDMENT NO. 3
TO
THE SCO GROUP
2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 3 to The SCO Group 2000 Employee Stock Purchase Plan (the “Amendment”) is executed by the undersigned, by and on behalf of The SCO Group a Delaware corporation (the “Company”).

BACKGROUND

A                                      The Company has adopted the 2000 Employee Stock Purchase Plan (the “2000 ESPP”) pursuant to which employees may purchase shares of Common Stock of the Company through participation in a payroll deduction-based employee stock purchase plan.  Capitalized terms used in the Amendment but not defined herein have the meaning set forth in the 2000 ESPP.

B.                                     The Board of Directors of the Company have adopted an Amendment No. 1 to the 2000 ESPP increasing the number of authorized shares of Common Stock subject to the 2000 ESPP from 500,000 to 2,000,000. Amendment No. 1 to the 2000 ESPP required stockholder approval which was obtained at the annual stockholder meeting on April 27, 2001.

C.                                     The Board of Directors of the Company have adopted an Amendment No. 2 to the 2000 ESPP changing the Purchase Intervals from the first day of May to the last day of October and the first day of November to the last day of April to now be the first day of June to the last day of November and the first day of December to the last day of May.  Amendment No. 2 also increased the share maximum per participant on any one Purchase Date from 750 shares to 1000 shares. In addition, the maximum number of shares in the aggregate by all participants any one Purchase Date was increased from 125,000 shares to 350,000 shares. The Semi-Annual Entry Date (Definition S in the amendment of the plan) was changed to reflect the new Purchase Interval dates. Stockholder approval was not necessary for these changes.

D.                                    In connection with the acquisition of the Server and Professional Services divisions of The Santa Cruz Operation, the Company now desires to amend the 2000 ESPP to make certain changes to accommodate the increased number of employees of the Company and the diversity which now exists with the global workforce. The Company also desires to ease the restrictions on the opportunity for employees to acquire stock in the company.

AMENDMENT

NOW, THEREFORE, the 2000 ESPP is hereby amended as follows:

1.                                       Number of Purchasable Shares. Effective as of the close of the second Purchase Interval that ends in calendar year 2001, Section VII. D of the 2000 ESPP and item # 2 of Amendment No. 2 of the 2000 ESPP shall be null and void.

2.                                       Excess Payroll Deductions. Effective as of the close of the second Purchase Interval that ends in calendar year 2001, the last sentence of Section VII. E of the 2000 ESPP shall be null and void.

3.                                       Termination of Purchase Rights. Effective as of the close of the second Purchase Interval that ends in calendar year 2001, Section VII. F, ii of the 2000 ESPP is hereby amended to read as follows:

“If a participant withdraws during a Purchase Interval, such participant must reenroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of the succeeding Purchase Interval.”

4.                                       Definition of Eligible Employee. The Appendix, Definition I is hereby amended to read:

“Eligible Employee shall mean any person who is a regular employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary regardless of the number of hours worked.”

5.                                       Ratification. Except as specifically modified by the Amendment, the 2000 ESPP is hereby ratified and reaffirmed by the Company.

6.                                       Effectiveness. The Amendment shall be effective as of the close of the second Purchase interval that ends in calendar year 2001.

The undersigned, who is duly elected Secretary of the Company, hereby certifies that the Board of Directors of the Company approved the Amendment at a duly convened meeting of the Board of Directors on                                                         , 2001.

The SCO Group, a Delaware corporation

By:	/s/ J. HARRISON COLTER
J. Harrison Colter, its Corporate Secretary